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                                  EXHIBIT 16.1

July 28, 2005

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Ladies and Gentlemen:

     We have read and reviewed Item 4.01 of BBMF Corporation's, a Nevada corporation (the "Company"), Current Report on Form 8-K for the events reported June 2, 2005 and are in agreement with the statements made in Item 4.01 of that report. We have no basis to agree or disagree with other statements of the Company contained therein.




                                                /s/ BDO McCabe Lo & Company
                                              ----------------------------------
                                                    BDO McCabe Lo & Company
                                                    Certified Public Accountants